Exhibit 10.3
SUBSCRIPTION AGREEMENT
(For purchaser resident in Ontario)
TO:   GeoGlobal Resources Inc., a Delaware Corporation
          Purchase of Units of GeoGlobal Resources Inc.
Subject to the terms and conditions contained in this subscription agreement, including the terms and conditions set forth in Schedule “A” hereto, the undersigned purchaser (the “Purchaser”), hereby irrevocably subscribes for and agrees to purchase that number of units described below (the “Units”) of GeoGlobal Resources Inc., a Delaware corporation (the “Corporation”) set forth below at the purchase price of U.S.$6.50 per Unit.

Number of Units:
(Name of Purchaser- please print)

By:
(Authorized Signature)	Aggregate Subscription Price: U.S.$

(Official Capacity or Title — please print) (Please print name of individual whose signature appears above if different than the name of the purchaser printed above.)	If the Purchaser is signing as agent for a principal and the Purchaser is not a trust company or a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following:

(Purchaser’s Address)	(Name of Principal)

(Principal’s Address)
(Social Insurance Number)

(Number and Type of Securities of Corporation held prior to purchasing any Units)	(Principal’s Social Insurance Number)

(Number and Type of Securities of Corporation held by Principal prior to purchasing any Units)

(Telephone Number)

(Fax Number)

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Register the Purchased Securities as set forth below:	Deliver the Purchased Securities as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Subscriber’s Address)	(Contact Name)

(Address)

(Telephone Number)
Each Unit is comprised of one share of common stock of the Corporation, par value $0.001 per share (a “Common Share”) and one-half of one warrant (each whole warrant being referred to as a “Warrant”). Subscribers for Units will also be issued one non-transferable right (a “Right”) for each Unit purchased, each Right entitling the holder thereof, subject to certain conditions, to be issued 0.10 of a Unit (each whole such Unit, a “Rights Unit”) for nominal consideration in the event that the filing of a registration statement (“Registration Statement”) (the “Liquidity Event”) with the U.S. Securities and Exchange Commission (the “SEC”) has not occurred on or before 5:00 p.m. (Toronto time) on the date that is 60 days following the Closing Date, or such date thereafter as the parties may mutually agree (the “Liquidity Event Deadline”).
The Corporation agrees that it will, as promptly as possible following the Closing Date (as defined herein), file with and will thereafter use its best efforts to have declared effective by the SECRS, the relating to the public offer and sale of (a) the Common Shares and Warrants comprising part of the Units;(b) the Warrant Shares (as defined below); and (c) in the event the Rights Units are issued, the Common Shares and warrants comprising the Rights Units; among other securities of the Corporation to be included in the Registration Statement.
Subject to the anti-dilution provisions contained in the Warrant certificate, each Warrant will entitle the holder thereof to acquire one additional Common Share (each a “Warrant Share”) at an exercise price of U.S.$9.00 until the date (the “Warrant Expiry Date”) which is 24 months following the Closing Date, provided that if (i) the closing price of the Common Shares on the American Stock Exchange (“AMEX” or the “Exchange”) is equal to or greater than U.S.$12.00

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for 20 consecutive trading days; and (ii) the Registration Statement has been declared effective by the SEC, and (iii) the hold period for Canadian subscribers has expired, then the Corporation shall forthwith issue a news release announcing the occurrence of such events and the Warrant Expiry Date shall be automatically amended to the date which is 30 days following the date of issuance of such news release. For greater certainty, any such news release issued by the Corporation shall also specify the amended Warrant Expiry Date.
A term sheet (“Term Sheet”) outlining certain terms of the Offering is attached hereto as Schedule “C”. The Units subscribed for hereunder, and, in the event they are issued, the Rights Units, are hereinafter collectively referred to as the “Purchased Securities”.
All dollar amounts referred to in this agreement are in U.S. dollars unless otherwise specified.
ACCEPTANCE: The Corporation hereby accepts the above subscription this                      day of August, 2005.

GeoGlobal Resources Inc.

Per:

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SCHEDULE “A”
TERMS AND CONDITIONS OF
SUBSCRIPTION FOR UNITS
OF GEOGLOBAL RESOURCES INC.
1. Acknowledgements re: Hold Periods and Resale Restrictions
The Purchaser on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, understand and acknowledge the following:
(a)	the Common Shares and Warrants comprising the Units and the Warrant Shares are subject to statutory hold periods and resale restrictions under applicable Canadian provincial law and the Federal and state securities laws of the United States;

(b)	the Common Shares and Warrants comprising Units acquired by purchasers in Alberta, British Columbia and Ontario and the underlying Warrant Shares, will be subject to a hold period in such provinces of four months and one day;

(c)	Purchaser, and (if applicable) others on whose behalf Purchaser is contracting hereunder, have been advised to consult their own legal advisers in connection with any applicable statutory hold periods and resale restrictions relating to the Purchased Securities and no representation has been made respecting applicable statutory hold periods or resale restrictions under Canadian and U.S. securities laws relating to such securities;

(d)	upon the issuance of the Common Shares and Warrants comprising the Units and the Warrant Shares, the certificates representing such securities (and any replacement certificates issued prior to the expiration of the applicable hold periods) will bear such legends as are required under applicable statutory requirements under Canadian and U.S. securities laws until the expiration of the applicable hold period or such other time as such legends may be removed or the securities lawfully transferred; and

(e)	the Purchaser, and (if applicable) others on whose behalf the Purchaser is contracting hereunder, are solely responsible (and the Corporation is not in any way responsible) for compliance with applicable hold periods and resale restrictions, including without limitation the filing of any documentation and, if applicable, the payment of any fees with any applicable securities regulatory authority, and that the Purchaser, and (if applicable) others on whose behalf the Purchaser is contracting hereunder, are aware that Purchaser, and (if applicable) such others, may not be able to resell the Common Shares and Warrants comprising the Units and the Warrant Shares except in accordance with limited exceptions under applicable Canadian and U.S. securities legislation and regulatory policy and Purchaser and, if applicable, others on whose behalf Purchaser is contracting hereunder, will not sell, resell or otherwise transfer the

Common Shares and Warrants comprising the Units and the Warrant Shares, except in compliance with applicable laws and the terms and conditions hereof.
2. Delivery and Payment
Purchaser agrees that the following must be delivered to GeoGlobal Resources Inc., 200, 630 - 4th Avenue, SW, Calgary, Alberta T2P 0J9, Attention: Allan Kent, fax (403) 777-9199, not later than 10:00 a.m. (Toronto time) on the date that is two days prior to the Closing Date:
(a)	a certified cheque or bank draft payable to “GeoGlobal Resources Inc.”; or wire transfer in U.S. funds to the Corporation representing the aggregate purchase price payable by Purchaser for the Purchased Securities, unless other payment arrangements acceptable to the Corporation has been made. For details concerning the payment procedure, please see Schedule “B”;

(b)	one completed and duly signed copy of this subscription agreement together with, (i) as applicable, the relevant “accredited investor” exemption or certification completed and duly signed in the form of Schedule “D”; and (ii) Schedule “E” hereto (by completing the relevant certificate and initialling the category that applies to Purchaser (or others on whose behalf the Purchaser is contracting hereunder));

(c)	such other documents as may be required pursuant to the terms of this subscription agreement; and

(d)	all other documentation as may be required by applicable securities legislation.
3. Closing
Delivery of and payment for the Purchased Securities (the “Closing”) will be completed at the offices of Gregory Harris Professional Corporation, Lawyer #200 630 4th Avenue SW Calgary, Alberta T2P 0J9 at 10:00 a.m. (Calgary time) (the “Time of Closing”) on August [___], 2005 (the “Closing Date”).
This subscription is subject to acceptance by the Corporation, as described below. Unless other arrangements have been made with the Corporation, certificates endorsed by the Corporation representing the Common Shares and Warrants comprising the Purchased Securities will be available for delivery to Purchaser in Calgary, Alberta, at the Time of Closing against payment of the aggregate purchase price for the Purchased Securities. If Purchaser chooses not to attend the Closing to receive the certificates evidencing the Purchased Securities, then the Corporation will deliver such certificates to the address set out for delivery on page 2 of this subscription agreement promptly after the Closing. For greater certainty, Purchaser acknowledges and agrees that Purchaser shall not receive separate certificates representing the Units themselves.
4. Acceptance of Subscription
Confirmation of acceptance or rejection of this subscription will be forwarded to us promptly after the acceptance of this subscription by the Corporation.

5. Acknowledgements re: Prospectus Exemptions, etc.
(a)	Purchaser acknowledges and agrees, on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, that the sale of the Purchased Securities to Purchaser, or (if applicable) to such others, is conditional upon, among other things:
(i)	such sale being exempt from the Canadian prospectus filing requirements and the requirements for the delivery of an offering memorandum (as defined in any applicable Canadian securities legislation) of all applicable securities legislation relating to such sale or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and

(ii)	the Corporation obtaining any necessary regulatory approvals;
(b)	Purchaser also acknowledges and agrees, on Purchaser’s behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, that
(i)	Purchaser, and (if applicable) such others, have not received, requested or been provided with, nor have any need to receive, a prospectus, offering memorandum (as defined in any applicable Canadian securities legislation) or similar disclosure document relating to the Offering and/or the business and affairs of the Corporation and that the decision to enter into this subscription agreement and purchase the Purchased Securities has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any officer, director, employee or agent of the Corporation and that such decision is based entirely upon the Term Sheet attached to this subscription agreement, information set out in this subscription agreement and currently available public information concerning the Corporation (meaning information which has been publicly filed at www.sedar.com or the SEC’s EDGAR site at www.sec.gov by the Corporation under applicable Canadian and U.S. securities laws, hereinafter referred to as the “Public Record”);

(ii)	there has not been any advertisement of the Purchased Securities in printed public media, radio, television or telecommunications, including electronic display such as the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(iii)	no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agency or governmental authority, regulatory body, stock exchange or other entity made any recommendation or endorsement with respect to the Purchased Securities;

(iv)	no prospectus has been filed by the Corporation with a Canadian securities commission in Canada or other securities regulatory authority in any province of Canada or any other Canadian jurisdiction in connection with the issuance of the Purchased Securities and such issuances are exempt from the prospectus requirements otherwise applicable under the provisions of Canadian securities laws and, as a result, in connection with our purchase of the Purchased Securities hereunder:
(A)	Purchaser, and (if applicable) others for whom Purchaser is contracting hereunder, is restricted from using most of the civil remedies available under Canadian securities laws;

(B)	Purchaser, and (if applicable) others for whom Purchaser is contracting hereunder, will not receive information that would otherwise be required to be provided to Purchaser under applicable Canadian securities laws or contained in a prospectus prepared in accordance with applicable Canadian securities laws; and

(C)	the Corporation is relieved from certain obligations that would otherwise apply under such applicable Canadian securities laws;
(v)	the Purchased Securities are being offered for sale only on a “private placement” basis;

(vi)	in addition to compliance with the restrictions on resale under applicable Canadian securities legislation to which the Purchased Securities may be subject, Purchaser, and (if applicable) others for whom Purchaser is contracting hereunder, (if a resident of Ontario at the time of such trade) is required to file with the Ontario Securities Commission, within 10 days of the initial trade (other than a trade exempted from the prospectus requirements) in any of the Purchased Securities, a report in Form 45-501F2.
Purchaser acknowledges that the Corporation may be required to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Purchased Securities. Notwithstanding that Purchaser may be purchasing the Purchased Securities as agent for an undisclosed principal, Purchaser will provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation (in order to comply with the foregoing).
Purchaser, on its own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, understands and acknowledges that: (i) the Common Shares and Warrants comprising the Units and the Warrant Shares have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) nor any applicable state securities laws and may not be offered or sold or re-offered or resold, directly or indirectly, unless and until the Registration Statement under the U.S. Securities Act relating to the resale of such securities is declared effective by the SEC, or the resale of such securities is otherwise exempt from such registration; and (ii) certificates representing the Common Shares and Warrants comprising the

Units and the Warrant Shares will bear a legend to such effect. The Purchaser understands and acknowledges that Schedule F hereto sets forth the restrictions on resale of the securities in any jurisdiction arising under the securities laws of the United States.
6. Conditions to Closing
Purchaser on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, acknowledges and agrees that, as the Offering will not be qualified by a prospectus, the Offering is subject to the condition that Purchaser, or (if applicable) others for whom Purchaser is contracting hereunder, execute and return to the Corporation, as applicable, all relevant documentation required by this agreement, applicable securities legislation, regulations, rules and policies and applicable stock exchange rules.
Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, agrees to: (i) provide the Corporation with such information and documents, including certificates, statutory declarations and undertakings, as the Corporation may reasonably require from time to time to comply with any filing or other requirements under applicable securities legislation, regulations, rules and policies and applicable stock exchange rules; and (ii) comply with the provisions of the U.S. and any other applicable securities legislation, regulations, rules and policies and applicable stock exchange rules concerning any resale of the Common Shares and Warrants comprising the Units and the Warrant Shares.
7. Corporation’s Representations, Warranties and Covenants
The Corporation hereby represents and warrants to the Subscriber as follows and acknowledges and confirms that the Subscriber is relying upon such representations and warranties in entering into this Subscription Agreement and completing the transactions contemplated hereunder:
a)	Incorporation and Organization: The Corporation has been incorporated and organized and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate its property and assets and the Corporation has all requisite corporate power and authority to enter into, execute and deliver this Subscription Agreement and to carry out the obligations thereof hereunder.

b)	Issue Purchased Securities: All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of certificates representing, the Purchased Securities and, upon payment of the requisite consideration therefore, the Common Shares comprising part of the Units will be validly issued as fully paid and non-assessable shares, the Warrants comprising part of the Units will be validly issued and, upon the exercise thereof, the Warrant Shares will be validly issued as fully paid and non-assessable shares

c)	Authority and Authorization: The Corporation has full corporate power and authority to enter into this Subscription Agreement and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof and the Corporation has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Subscription Agreement and to observe and perform the provisions of this Subscription Agreement in accordance with the provisions hereof and thereof including, without limitation, the issue of the Purchased Securities to the Subscriber for the consideration and upon the terms and conditions set forth herein and, upon the issue of the Purchased Securities, the Common Shares comprising part of the Units will be validly issued as fully paid and non-assessable shares and the Warrants will be validly issued and, upon the exercise of the Warrant Shares, the Warrant Shares will be validly issued as fully paid and non-assessable shares.
d)	Extra-provincial Registration: The Corporation is licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and is carrying on the business thereof in material compliance with all applicable laws, rules and regulations of each such jurisdiction.

e)	Validity and Enforceability: This Subscription Agreement has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

f)	Consents, Approvals and Conflicts: Subject to the accuracy of the Subscriber’s representations, warranties and covenants made herein, none of the offering and sale of the Purchased Securities, the execution and delivery of this Subscription Agreement, the compliance by the Corporation with the provisions of this Subscription Agreement or the consummation of the transactions contemplated herein and therein including, without limitation, the issue of the Purchased Securities to the Subscriber for the consideration and upon the terms and conditions as set forth herein, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under applicable securities laws, instruments, rules and policies and the policies of the Exchange and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation is a party or by which it or any of the properties or assets thereof is bound, or the articles or by-laws of the Corporation or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, any arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation.

g)	Compliance with Laws, Licenses and Permits: The Corporation has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on, by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to its operations, and the Corporation has not received any notice of any proceeding relating to the revocation, cancellation or modification of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of the business or operations of, or the assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of, the Corporation and the Corporation has not received notice of the revocation, cancellation or modification of, or any intention to revoke, cancel or modify, any such approval, consent, certificate, registration, authorization, permit or license.
h)	No Cease Trade Order: No order preventing, ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Corporation, are pending, contemplated or threatened.

i)	No Litigation: There are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of the Corporation after due inquiry, threatened against or adversely affecting the Corporation or to which any of the property or assets thereof is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), property, assets, operations or business of the Corporation or the ability of the Corporation to perform the obligations thereof and the Corporation is not subject to any judgement, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, may result in a material adverse effect on the condition (financial or otherwise), property, assets, operations or business of the Corporation or the ability of the Corporation to perform its obligations pursuant hereto.

j)	Public Disclosure: Each of the documents which contain any of the Public Record is, as of the date thereof, in compliance in all material respects with applicable securities laws, instruments and policies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Corporation and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof. There is no fact known to the Corporation which the Corporation has not publicly disclosed which materially adversely affects, or so far as the Corporation can now reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation or the ability of the Corporation to perform its obligations under this Subscription Agreement or the Warrant Certificates or which would otherwise be material to any Person intending to make an equity investment in the Corporation.
k)	Financial Statements: The audited consolidated financial statements of the Corporation for the year ended December 31, 2004 together with the auditors’ report thereon and the notes thereto, and the unaudited interim consolidated financial statements of the Corporation for the period ended June 30, 2005 and the notes thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in such consolidated financial statements), are substantially correct in every particular and present fairly the financial condition and position of the Corporation on a consolidated basis as at their respective dates and such consolidated financial statements contain no direct or implied statement of a material fact which is untrue on the date of such consolidated financial statements and do not omit to state any material fact which is required by United States generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading.

l)	Taxes and Tax Returns: The Corporation has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Corporation and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by it or the payment of any material tax, governmental charge, penalty, interest or fine against it, there are no material actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Corporation has withheld (where applicable) from each payment to each of the present and former officers, directors and employees thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

m)	Rights to Acquire Securities: No Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Corporation, except for an aggregate of 4,790,500 Common Shares reserved for issue pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire Common Shares.
n)	No Pre-emptive Rights: The issue of the Purchased Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

o)	Authorized Capital: The Corporation is authorized to issue, among other things, 100 million Common Shares, of which, as of the date hereof, 58,297,855 Common Shares are issued and outstanding as fully paid and non-assessable shares.

p)	Listing: The Common Shares are, and at the time of issue, the Purchased Securities will be, listed on the Exchange. The Common Shares and the Warrants issuable under this Subscription Agreement will be issued concurrently with the acceptance of this Subscription Agreement and will have the attributes as outlined in this Subscription Agreement; and the Warrant Shares have been reserved for issuance under the terms of the Warrant.

q)	Environmental Compliance: The Corporation:
i.	(i)and the property, assets and operations thereof comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

ii.	(ii)has no knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, the Corporation or any of the property, assets or operations thereof, relating to, or alleging any violation of any

Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any of the respective property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any international, national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;
iii.	(iii)has not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Corporation does not have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Corporation is not aware of any notice being given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or the property, assets, business or operations thereof;

iv.	(iv) does not store any hazardous or toxic waste or substance on the property thereof and has not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Corporation carries on business, in each case other than in compliance with Environmental Laws; and
is not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Law.
8. Purchaser’s Representations, Warranties and Covenants
Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, represents, warrants and covenants to and with the Corporation (and acknowledge that the Corporation is relying thereon) as follows:
(a)	Jurisdiction of Residence - Purchaser, and (if applicable) any others for whom Purchaser is contracting hereunder, is resident or otherwise subject to the applicable securities legislation in the jurisdiction set out under “Subscriber’s Address” on page 1 of this subscription agreement, and the purchase by and sale to Purchaser, and any such others, of the Purchased Securities has occurred only in such jurisdiction;
(b)	Prospectus Exempt Purchaser
(i)	Canadian Purchaser- Accredited Investor: if Purchaser, and (if applicable) any other purchaser for whom Purchaser is contracting hereunder, are resident in Ontario, or are otherwise subject to the securities laws of such province, and are purchasing the Purchased Securities as “accredited investors”, Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of any such other purchaser, make the representations, warranties and covenants set out in Schedule “D”, to this subscription agreement with the Corporation and Purchaser, and (if applicable) any such other purchaser, may avail themselves of one or more of the categories of prospectus exempt purchasers listed in Schedule “D”; and

(ii)	Purchaser that is not Canadian or a U.S. Resident: If Purchaser, and (if applicable) any other purchaser for whom Purchaser is contracting hereunder, are not resident in the United States of America or Canada and are not otherwise subject to the securities laws of the United States of America or Canada, Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of any such other purchaser, make the representations, warranties and covenants set out in Schedule “E” hereto which is incorporated by reference herein.
(c)	U.S. Securities Laws - Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, understand and acknowledge that: the offer and sale of the Units is being made on the basis of either or both of the following: (A) (i) the sale contemplated hereby is being made in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the U.S. Securities Act; and (ii) all such sales are being made in transactions not involving any public offering within the meaning of the U.S. Securities Act, accordingly, the Common Shares and Warrants comprising the Units and the Warrant Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and therefore may not be offered or sold by Purchaser in the United States without registration under the U.S. Securities Act and state securities laws, except in compliance with paragraph 8(d) below and as described in Schedule “F” hereto; or (B) the sale is being made in reliance upon Regulation S under the U.S. Securities Act and thereby registration of the Units, Common Shares and Warrants or the Warrant Shares to the Purchaser by the Corporation is not required.
In either event the Common Shares and Warrants comprising the Units and the Warrant Shares issued on exercise of the Warrants must be held indefinitely unless and until the Registration Statement is declared effective by the SEC, or an exemption from such registration is available.

Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, represents and warrants that subparagraph 1) or subparagraph 2) below or both of such subparagraphs below, and the Schedules incorporated by reference herein pursuant thereto, are true, accurate and complete:
1) Accredited Investor —if Purchaser, and (if applicable) all other purchasers for whom Purchaser is contracting hereunder, are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act then Purchaser and (if applicable) all other purchasers for whom Purchaser is contracting hereunder have accurately completed the Representation Letter in Schedule “E, Part A” hereto (including the Appendix thereto), which is incorporated by reference herein; and
2) Offshore Purchaser — if Purchaser, and (if applicable) any other purchaser for whom Purchaser is contracting hereunder, are not resident in the United States of America and are not otherwise subject to the securities laws of the United States of America, then Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of any such other purchaser, make the representations, warranties and covenants set out in Schedule “E, Part B” hereto which is incorporated by reference herein;
(d)	Limitation on Resale. — Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, agree that Purchaser and, if applicable, such other purchaser, will not offer, sell, pledge or otherwise transfer the Common Shares and Warrants comprising the Units or the Warrant Shares except: (i) to the Corporation; (ii) in compliance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or (iii) in a transaction, (A) made in compliance with an exemption from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, or (B) in a transaction exempt from registration requirements under the U.S. Securities Act and any applicable state securities laws of the United States. Purchaser agrees that, absent compliance with the foregoing, the Corporation shall refuse transfer of the securities. Purchaser and such other purchaser understand that the certificates representing the Common Shares and Warrants comprising the Units and the Warrant Shares will bear a legend to the foregoing effect and that prior to any transfer pursuant to the foregoing, the Corporation may require that the seller furnish the Corporation and the Corporation’s transfer agent with an opinion of counsel of recognized standing, in substance and form satisfactory to the Corporation, that such transfer is exempt from registration under the U.S. Securities Act and any applicable state securities laws and Purchaser understands and acknowledges that the certificates for the Common Shares and Warrants comprising the Units and the Warrant Shares and any certificates issued in replacement thereof or exchange therefor, shall have endorsed thereon a legend reflecting such restrictions on transfer.

Purchaser has read and understands the restrictions on resale under U.S. securities laws set forth in Schedule F hereto.
(e)	Legend - upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Common Shares and Warrants comprising the Units and the Warrant Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend in substantially the form set forth below:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (A) TO THE CORPORATION; (B) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT; (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS; (D) FOR SO LONG AS THE SECURITIES OR UNDERLYING SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144 OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT.”
(f)	General Solicitation in the U.S. — Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, acknowledge that Purchaser has not purchased the Purchased Securities as a result of any general solicitation or general advertising, as such terms are used in Regulation D under the U.S. Securities Act, including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(g)	Resale Restrictions — Purchaser, and (if applicable) others for whom Purchaser is contracting hereunder, have been independently advised as to and are aware of the restrictions with respect to trading in the Purchased Securities pursuant to the applicable securities laws and any applicable stock exchanges; Purchaser acknowledges and agrees that notwithstanding the expiry of any applicable hold periods pursuant to the securities laws of any jurisdiction of Canada, Purchaser, and (if applicable) others for whom Purchaser is contracting hereunder, will not be able to resell any of the Common Shares or Warrants comprising the Purchased Securities, or the underlying Warrant Shares in any jurisdiction, until the Registration Statement is declared effective by the SEC, unless an exemption is available under applicable U.S. securities legislation;
(h)	Due Execution and Delivery — Purchaser, and (if applicable) others for whom Purchaser is contracting hereunder, are responsible for obtaining such legal advice as Purchaser considers necessary in connection with the execution, delivery and performance by such persons of this agreement and the transactions contemplated herein and Purchaser represents and warrants that such execution, delivery and performance shall not contravene any applicable laws of the jurisdiction in which such persons are resident;

(i)	Independent Tax Advice — Purchaser, and (if applicable) others for whom Purchaser is contracting hereunder, are solely responsible for obtaining such advice concerning the tax consequences of their investment in the Purchased Securities and such persons are not relying on the Corporation for advice concerning such tax consequences;

(j)	Agent Purchasing for Principal(s) — if Purchaser is contracting hereunder as agent for one or more other purchasers: (i) each such other purchaser is purchasing as principal for its own account and not for the benefit of any other person; (ii) each of such principals can, and does, make the representations, warranties and covenants set out in Schedule “D”, “E” and “F” to this subscription agreement as are applicable to such principal by virtue of its jurisdiction of residence or by virtue of being subject to the applicable securities legislation of such jurisdiction; and (iii) Purchaser has such knowledge concerning the financial and other affairs of such other purchasers as to be able to make the representations and warranties contained herein on behalf of such other purchasers and Purchaser has been duly authorized by such other purchasers to make the representations and warranties on behalf of such other purchasers as are contained herein;

(k)	Capacity — if Purchaser, or any other purchaser for whom Purchaser is contracting hereunder: (i) is an individual, Purchaser, or such other purchaser, as the case may be, have attained the age of majority and are legally competent to execute this subscription agreement and to perform all actions required pursuant hereto; or (ii) is a corporation, partnership, unincorporated association or other entity, Purchaser, or such other purchaser, as the case may be, have the legal capacity and competence to enter into and be bound by this subscription agreement and Purchaser further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained;

(l)	Authority — (i) if Purchaser is contracting hereunder as agent for one or more other purchasers, Purchaser is duly authorized to execute and deliver this subscription agreement and all other necessary documentation in connection with such subscription on behalf of each such principal and this subscription agreement has been duly authorized, executed and delivered by Purchaser on behalf of each such principal; and (ii) the entering into of this subscription agreement and the completion of the transactions contemplated herein will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, Purchaser or of any other purchaser for whom Purchaser is contracting hereunder or of any agreement, written or oral, to which Purchaser is or any other purchaser for whom Purchaser is contracting hereunder is a party or by which Purchaser or such other purchaser are bound;

(m)	Enforceability — this subscription agreement has been duly and validly authorized, executed and delivered by Purchaser and, upon acceptance by the Corporation this subscription agreement will constitute a legal, valid and binding contract of Purchaser, and (if applicable) the other purchasers for whom Purchaser is contracting hereunder, enforceable against Purchaser, and (if applicable) such other purchasers, in accordance with its terms;

(n)	No Representation re: Resale, Refund, Future Price or Listing - no person has made any written or oral representation to Purchaser:
(i)	that any person will resell or repurchase the Purchased Securities, the Common Shares or Warrants comprising the Units or the Warrant Shares;

(ii)	that any person will refund the purchase price of the Purchased Securities other than as may be provided in this subscription agreement; or

(iii)	relating to the future price or value of the Common Shares and Warrants comprising the Units or the Warrant Shares;
(o)	Share Ownership — Purchaser, or (if applicable) all other purchasers for whom Purchaser is contracting hereunder, own that number and type of securities of the Corporation set forth on page 1 of this subscription agreement;

(p)	Investment Experience — Purchaser, or (if applicable) all other purchasers for whom Purchaser is contracting hereunder, have knowledge and experience with respect to investments of this type enabling Purchaser, or (if applicable) such other purchasers, to evaluate the merits and risks thereof and the capacity to obtain competent independent business, legal and tax advice regarding this investment. The Corporation has made available to the Purchaser a reasonable time prior to the Purchaser entering into this Subscription Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this offering and to obtain any additional information which the Corporation possesses or can acquire without unreasonable effort or expense that is necessary to verify information furnished; and

(q)	Hedging Transactions Prohibited. Purchaser, or (if applicable) all other purchasers for whom Purchaser is contracting hereunder agrees that hedging transactions involving the Common Shares and Warrants comprising the Units or the Warrant Shares will not be conducted unless in compliance with the U.S. Securities Act.

Purchaser acknowledges that the foregoing representations and warranties are made by Purchaser with the intent that they may be relied upon in determining Purchaser’s eligibility, or (if applicable) the eligibility of others on whose behalf Purchaser is contracting hereunder, to purchase the Purchased Securities under relevant securities legislation and Purchaser hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages and other liabilities which may suffer or incur as the result of or arising from the reliance by the Corporation on any such representation or warranty. Purchaser further agrees that by accepting the Purchased Securities on the Closing Date, Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date, with the same force and effect as if they had been made by Purchaser on such date and that they will survive the purchase by Purchaser of the Purchased Securities and will continue in full force and effect notwithstanding any subsequent disposition by Purchaser or such other purchasers of the Common Shares and Warrants comprising the Units and the Warrant Shares.
11. Survival
This subscription agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Corporation and the Purchaser for a period of three years from the Closing Date notwithstanding the completion of the purchase of the Purchased Securities.
12. Governing Law
This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Purchaser, on Purchaser’s own behalf and (if applicable) on behalf of others for whom Purchaser is contracting hereunder, hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this agreement.
13. Costs
All costs and expenses incurred by the parties (including any fees and disbursements of any counsel retained by either party) relating to the purchase by Purchaser of the Purchased Securities shall be borne by the party incurring the costs.
14. Assignment
This agreement is not transferable or assignable, in whole or in part, by Purchaser or (if applicable) by others on whose behalf Purchaser is contracting hereunder.
15. Enurement
This agreement will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

16. Entire Agreement and Headings
This agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not effect the meanings or interpretation hereof.
17. Time of Essence
Time shall be of the essence of this agreement.
18. Counterparts and Facsimile Deliveries
This agreement may be executed in one or more counterparts, each of which counterparts when executed shall constitute an original and all of which counterparts so executed shall constitute one and the same instrument. The Corporation shall be entitled to rely on delivery of a facsimile copy of this agreement, including the completed schedules attached hereto, and acceptance by the Corporation of any such facsimile copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

SCHEDULE “B”
PAYMENT INSTRUCTIONS
Unless other payment arrangements acceptable to the Corporation have been made the subscription price shall be paid in U.S. currency by certified cheque, bank draft or wire transfer.
Wire transfer should be sent to:
GeoGlobal Resources Inc., 200, 630 — 4th Avenue, SW, Calgary, Alberta T2P 0J9, Attention: Allan Kent, fax number (403) 777-9199, not later than 10:00 a.m. (Toronto time) on the Closing Date:
If paying by wire transfer, wire the funds (U.S. funds) to:

Wire Instructions

Send to: Bank of Montreal S.W.I.FT. Address BOFMCAM2

Receiving Account: Canadian Western Bank

606 — 4th Avenue SW

Calgary, Alberta T2P 1T1

Beneficiary Name: GeoGlobal Resources Inc.

200, 630 4th Avenue SW

Calgary, Alberta T2P 0J9

Beneficiary Account #: 70-7807720

B-1

SCHEDULE “C”
TERM SHEET

Issuer:	GeoGlobal Resources Inc. (the “Corporation”).

Issue:	Private placement of up to 1 million Units of the Corporation (the “Offering”).

Unit:	One Unit (“Unit”) is comprised of one share of common stock par value of U.S.$0.001 (“Common Share”) of the Corporation and one half of one warrant (“Warrant”).

Warrant:	One full Warrant entitles the holder to purchase one further Common Share at U.S.$9.00 (the “Warrant Exercise Price”) for a term (the “Warrant Term”) of two years from the Closing Date; provided that if the trading price of the Common Shares on the AMEX is at U.S.$12.00 or more for 20 consecutive trading days and if the Registration Statement (as defined below under the caption U.S. Registration Statement) has been declared effective and the hold period for Canadian Subscribers has expired, then the Warrant Term shall be automatically reduced to 30 days from the date of issuance of a news release by the Corporation announcing the change to the Warrant Term. The Warrants shall be issued pursuant to a warrant indenture or certificate (the “Warrant Indenture or Certificate”) which shall contain customary anti-dilution provisions.

Rights	Subscribers for Units will also be issued one non-transferable right (a “Right”) for each Unit purchased, each Right entitling the holder thereof, subject to certain conditions, to be issued 0.10 of a Unit (each whole such Unit, a “Rights Unit”) for nominal consideration in the event that the filing of a Registration Statement (the “Liquidity Event”) with the U.S. Securities and Exchange Commission (the “SEC”) has not occurred on or before 5:00 p.m. (Toronto time) on the date that is 60 days following the Closing Date, or such date thereafter as the parties may mutually agree (the “Liquidity Event Deadline”).

Issue Price:	U.S$6.50 per Unit.

Offering Size:	Up to U.S.$6,500,000

Use of Proceeds:	The gross proceeds of the Offering will be used for exploration and development of oil and gas opportunities in India and general and administrative costs.

Listing:	The Common Shares of the Corporation trade on the AMEX under the symbol “GGR”.

Closing Date:	On or about August 30, 2005 (the “Closing Date”) subject to the approval of the AMEX for the listing of the Common Shares issuable as part of the Units, the Warrants and the Rights Units.

Conditions:	Execution and delivery of standard documentation including subscription agreements containing normal representations and warranties, covenants, conditions, indemnities and other provisions, delivery of standard closing documents and legal opinions for a transaction of the nature of the Offering and compliance with all applicable legal and regulatory requirements, including the approval of the AMEX.

Expenses:	The Corporation will pay all reasonable expenses incurred in connection with the Offering.

Offering Jurisdictions:	The Units will be offered in the province of Ontario.

Exemptions:	Pursuant to private placement exemptions in Canada, subscribers must be entitled to an exemption from the prospectus requirements in their province of residence or be an accredited investor or, if not an accredited investor, invest in the following amounts:

Reporting Issuer Status and Resale in Canada:	The Corporation is a reporting issuer under the securities legislation of the Provinces of Ontario, Alberta, British Columbia and Quebec. Subscribers resident in Canada will have a 4 month and a day hold period. Notwithstanding the 4 month hold period in Canada, purchasers will not be able to sell their securities purchased in the Offering until the U.S. Registration Statement has been declared effective. The Units, Warrants, Warrant Shares, Common Shares, Rights Units and the securities issuable under the Rights Units will not be transferable into the United States unless such transfer is made pursuant to the Registration Statement or an exemption from the registration requirements of the U.S. Securities Act. All certificates issued on the Closing Date will be legended accordingly.

U.S. Registration Statement:	The Corporation will, as promptly as practicable after the Closing Date, file with and will thereafter use its best efforts to have declared effective by the U.S. Securities and Exchange Commission a registration statement (“Registration Statement”) with respect to the (i) the Common Shares comprising part of the Units, (ii) the Common Shares issuable on exercise of the Warrants included in the Units. The subscribers shall provide to the Corporation such information as it may reasonably request in connection therewith.

Legends	Share certificates for Common Shares and Warrants will be legended with substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (A) TO THE CORPORATION; (B) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT; (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS; (D) FOR SO LONG AS THE SECURITIES OR UNDERLYING SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144 OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT.”

and

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE 200_, WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE OF ISSUANCE.”

Further Information	The Corporation is not filing a prospectus or offering memorandum in relation to this Offering. Further information about the Corporation is available on www.sedar.com and the SEC’s EDGAR site at www.sec.gov.

ONTARIO RESIDENTS ONLY
SCHEDULE “D”
CERTIFICATE
(ONTARIO RESIDENTS ONLY)
The undersigned (the “Purchaser”) hereby represents and certifies to GeoGlobal Resources Inc. (the “Corporation”) that: (i) it or its disclosed principal is resident in or is subject to the laws of the Province of Ontario and (ii) it or its disclosed principal is an “accredited investor” purchasing as principal (as that phrase is defined in Rule 45-501 promulgated under the Securities Act (Ontario)) by virtue of satisfying the indicated criterion on Appendix “1” hereto.
Dated at                      this        day of                     , 2005.

Name of Purchaser

By:

Office or Title

ONTARIO RESIDENTS ONLY
APPENDIX “1” TO SCHEDULE “D”
ONTARIO RESIDENTS ACCREDITED INVESTORS
(Words in bold have the meanings set forth at the end of this Appendix “1”.)
The Purchaser hereby certifies to the Corporation that the Purchaser, or the Purchaser’s disclosed principal, if applicable, is purchasing as principal and is:
[Please mark the appropriate box.]

☐	(a)	A bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada).

☐	(b)	The Business Development Bank incorporated under the Business Development Bank Act (Canada).

☐	(c)	A loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction.

☐	(d)	A co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada.

☐	(e)	A company licensed to do business as an insurance company in any jurisdiction.

☐	(f)	A subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the Corporation owns all of the voting shares of the subsidiary.

☐	(g)	A person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer.

☐	(h)	The government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government.

☐	(i)	A Canadian municipality or any Canadian provincial or territorial capital city.

☐	(j)	A national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof.

☐	(k)	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority.

ONTARIO RESIDENTS ONLY

☐	(l)	A registered charity under the Income Tax Act (Canada).

☐	(m)	An individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds Cdn$1,000,000.

☐	(n)	An individual whose net income before taxes exceeded Cdn$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded Cdn$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year.

☐	(o)	An individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect.

☐	(p)	A promoter of the Corporation or an affiliated entity of a promoter of the Corporation.

☐	(q)	A spouse, parent, grandparent or child of an officer, director or promoter of the Corporation.

☐	(r)	A person or company that, in relation to the Corporation, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario) (a control person).

☐	(s)	A company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least Cdn$5,000,000 as reflected in its most recently prepared financial statements.

☐	(t)	A person or company that is recognized by the Commission as an accredited investor under a discretionary order from the Ontario Securities Commission.

☐	(u)	A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors.

☐	(v)	A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director.

☐	(w)	A managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund.

ONTARIO RESIDENTS ONLY

☐	(x)	An account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario).

☐	(y)	An entity organized outside of Canada that is analogous to any of the entities referred to in paragraph (a) through (g) and paragraph (k) in form and function.

☐	(z)	A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.
For the purposes hereof:
“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.
“control person” means any person, company or combination of persons or companies holding a sufficient number of any securities of the Corporation to affect materially the control of the Corporation, but any holding of any person, company or combination of persons or companies holding more than 20 per cent of the outstanding voting securities of the Corporation, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the Corporation.
“director”, where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company.
“entity” means a company, syndicate, partnership, trust or unincorporated organization.
"financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).
“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.
“managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction.
“mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities.
“non-redeemable investment fund” means an issuer:
(r)	whose primary purpose is to invest money provided by its securityholders;

ONTARIO RESIDENTS ONLY
(s)	that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(t)	that is not a mutual fund.
“officer” means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of the Corporation.
“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.
“portfolio adviser” means:
(u)	a portfolio manager; or

(v)	a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection.
“promoter” means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the Corporation, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the Corporation, directly or indirectly, received in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the Corporation or 10 per cent or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing, or substantially reorganizing the business.
“related liabilities,” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.
“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

ONTARIO RESIDENTS ONLY
Affiliated entities, control and subsidiaries:
1.	A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

2.	A person or company is considered to be controlled by a person or company if
(a)	in the case of a person or company,
(i)	voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(ii)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;
(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.
3.	A person or company is considered to be a subsidiary entity of another person or company if:
(a)	it is controlled by,
(i)	that other, or

(ii)	that other and one or more persons or companies each of which is controlled by that other, or

(iii)	two or more persons or companies, each of which is controlled by that other; or
(b)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

ALL SUBSCRIBERS
SCHEDULE “E”
REPRESENTATION LETTER
ALL PURCHASERS
U.S. Securities Laws
TO:   GeoGlobal Resources Inc. (the “Corporation”)
          In connection with the purchase by the undersigned purchaser (the “Purchaser”) of Units of the Corporation (the “Purchased Securities”), the Purchaser hereby represents, warrants, covenants and certifies to the Corporation that:
  IN SECTION 8(c) OF SCHEDULE “A” OF THIS SUBSCRIPTION AGREEMENT, YOU, AS PURCHASER AND ON BEHALF OF PERSONS FOR WHOM YOU MAY BE CONTRACTING, HAVE REPRESENTED AND WARRANTED THAT YOU ARE EITHER AN “ACCREDITED INVESTOR” OR NOT A “U.S. PERSON”, AS THOSE TERMS ARE DEFINED UNDER THE U.S. SECURITIES ACT. IN FURTHERANCE OF THOSE REPRESENTATIONS, PLEASE MARK EITHER OR BOTH OF THE FOLLOWING PARTS A and B OF THIS SCHEDULE H. IF BOTH PARTS ARE ACCURATE, PLEASE MARK BOTH.
Part A. Accredited Investor: Check [  ] if the following is accurate and complete
(a)	the Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act as indicated on Appendix “1” to this Schedule “H”; PLEASE INITIAL APPENDIX 1 TO SCHEDULE “H” ATTACHED.

(b)	the Purchaser is purchasing the Purchased Securities as principal for its own account;

(c)	the above representations, warranties and covenants will be true and correct both as of the execution of this agreement and as of the Closing Date and will survive the completion of the issuance of Purchased Securities; and

(d)	the foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining its suitability as a purchaser of Purchased Securities and the undersigned agrees to indemnify the Corporation, and its directors and officers against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon. The undersigned undertakes to immediately notify the Corporation at GeoGlobal Resources Inc., Suite 200, 630-4th Avenue S.W., Calgary, Alberta T2P 0J9 Attention: President, of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the Closing Date.

ALL SUBSCRIBERS
Part B. Non-U.S. Purchaser: Check [ ] if the following is accurate and complete
          The Purchaser is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act and as defined in Appendix “2” to this Schedule “H”;
All capitalized terms not defined herein shall have the meanings set forth in the Subscription Agreement to which this exhibit is attached.

Dated: , 2005

Print name of Purchaser

By:

Signature

Title

ALL SUBSCRIBERS
APPENDIX “1” TO SCHEDULE “E”
CERTIFICATE OF U. S. ACCREDITED INVESTOR
TO:  GeoGlobal Resources Inc. (the “Corporation”)
RE:  Purchase of Units of the Corporation
I hereby represent, warrant and covenant (which representations, warranties and covenants shall survive the Closing) to the Corporation and acknowledge that the Corporation is relying thereon, that I satisfy one or more of the categories of “accredited investor” indicated below.
(Please place your initials on the appropriate line.):

Category 1.	A bank, as defined in Section 3(a) (2) of the United States Securities Act of 1933 (the “U.S. Securities Act”), whether acting in its individual or fiduciary capacity; or

Category 2.	A savings and loan association or other institution as defined in Section 3(a) (5) (A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

Category 5.	An investment company registered under the United States Investment Company Act of 1940; or

Category 6.	A business development company as defined in Section 2(a) (48) of the United States Investment Company Act of 1940; or

Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

Category 8.	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

Category 9.	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

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Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

Category 11.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

Category 12.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds U.S. $1,000,000; or

Category 14.	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.	A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.
     The foregoing representations, warranties and covenants are made by us with the intent that they be relied upon in determining our suitability as a purchaser of Units.

(Signature of Purchaser)

(Name of Purchaser — please print)

(Capacity)

ALL SUBSCRIBERS
APPENDIX “2” TO SCHEDULE “E”
A U.S. person
(1) “U.S. person” means:
(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or corporation if:
(A)	Organized or incorporated under the laws of any foreign jurisdiction; and

(B)	Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.
(2) The following are not “U.S. persons”:
(i)	Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:
(A)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(B)	The estate is governed by foreign law;

ALL SUBSCRIBERS
(iii)	Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(iv)	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	Any agency or branch of a U.S. person located outside the United States if:
(A)	The agency or branch operates for valid business reasons; and

(B)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and
(vi)	The international Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

SCHEDULE “F”
RE-SALES UNDER U.S. SECURITIES LAWS
     Re-sales of Shares and Warrant Shares
In Section 8(c) of the Subscription Agreement, the Purchaser acknowledges that it is aware that the Securities are “restricted securities” as defined under the U.S. Securities Act. In order to enable the Purchaser to resell Shares and Warrant Shares, the Corporation has agreed in the Introduction to the Subscription Agreement to file and use its best efforts to have declared effective by the U.S. Securities and Exchange Commission a registration statement under the U.S. Securities Act. The Corporation has no reason to believe at this time that it will be unable to have the registration statement declared effective. However, in the event the registration statement is not declared effective, a Purchaser will be able to resell the Shares upon compliance with an exemption from the registration requirements of the U.S. Securities Act.
     Rule 144 Re-sales
Among other possible exemptions and the exemption under U.S. law most frequently relied upon by persons who have purchased “restricted securities,” is Rule 144 adopted under the U.S. Securities Act.
     After Twelve Months
Rule 144 is available for the sale of restricted securities after a period of twelve months has expired from the date the Shares are purchased and fully paid for. Accordingly, for the Shares, the period will begin to run on the Closing Date. For the Warrant Shares, the period will begin to run on the date the Warrants are exercised and the exercise price is received by the Corporation.
After the twelve-month holding period has been met, sales of Shares (or Warrant Shares as applicable) can be made pursuant to Rule 144, subject to compliance with the limitations on the amount of securities that can be sold and the manner of sale provisions of Rule 144. The limitation on the amount of securities that can be sold limits a selling Shareholder to selling, including sales of Shares made during the preceding three months, an amount of Shares not exceeding 1% of the Shares outstanding. This calculation is made without reflecting Shares issuable on conversion or exercise of debt securities, options or warrants. The manner of sale provisions require that the Shares be sold in brokers’ transactions and that the person making the sale not solicit or arrange for the solicitation of orders to purchase the securities in anticipation of or in connection with the sale or make any payment in connection with the offer or sale to any person other than the broker who executes the sale.
In order to be a broker’s transaction, the broker executing the sale can do nothing more than execute the order to sell as agent for the person selling the Shares and receive no more than the customary commission. In addition, the broker cannot solicit or arrange for the solicitation of orders to buy the Shares or be aware of circumstances indicating that the sale is a part of an unlawful distribution of the Shares in violation of the registration requirements of the U.S. Securities Act.

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A notice of sale on Form 144 is to be filed with the U.S. Securities and Exchange Commission at the time of making a 144 sale.
     After Twenty-four Months
After a period of twenty-four months has expired from the date the Shares are purchased and fully paid for (or the Warrants are exercised and the exercise price paid, in the case of the Warrant Shares) and provided the Shares are intended to be sold by a person who is not an “affiliate” of the Corporation, the Shares can be resold without complying with the limitations on the amount of securities sold, the manner of sale provisions and the notice filing requirements of Rule 144 described above. This exemption is pursuant to Rule 144(k). Under these circumstances, it is the practice of U.S. securities lawyers to permit the removal of U.S. restrictive legends on securities held by non-affiliates after the twenty-four month holding period.
Persons who are deemed to be “affiliates” of the Corporation will continue to be required to comply with the provisions of Rule 144 in making re-sales of Shares after the twenty-four month holding period including the limitations on the amount of securities that can be sold, compliance with the manner of sale provisions and the notice filing requirement of the Rule. You can assume that under Rule 144 an “affiliate” of the Corporation includes executive officers, Directors and persons listed in the Corporation’s disclosure documents as 5% or greater stockholders. “Affiliate” status is a determination made based upon the facts and circumstances of the stockholders’ relationships with the Corporation at the time of the proposed sale. Therefore, it is difficult to state a general rule as to when and whether or not a person may be deemed to be an “affiliate” of the Corporation. Generally speaking, affiliate status will need to be considered at the time of a proposed sale.
     Possible Private Sales
In addition to re-sales of Shares pursuant to Rule 144, re-sales of Shares as well as of Warrants and Warrant Shares may be possible at any time, provided the transaction is not deemed to be a public distribution by a selling security holder. In order to rely on this exemption from the registration requirements of the U.S. Securities Act, care must be taken at the outset to structure the transaction properly. It is probably sufficient to be aware that an exemption of this nature can be available but a Shareholder is well advised to seek expert advice on how to structure and complete the transaction before embarking on it. Otherwise, a Shareholder may find that steps it takes at the outset may make the exemption unavailable.
Shares purchased in a private re-sale transaction will continue to be “restricted securities” as held by the purchaser and continue to be subject to the re-sale restrictions discussed above.
     Regulation S Re-sales
Re-sales of Shares may also be effected pursuant to the provisions of Regulation S. Under Rule 904 of Regulation S, re-sales by Shareholders who are non-affiliates of the Corporation or persons who are dealers or persons receiving a selling concession may be made in “offshore transactions” provided no directed selling efforts are made in the United States by or on behalf of the seller.

F-2

To meet the requirements of Regulation S for an “offshore transaction,” the offer to sell the Shares may not be made to a person in the United States and either (i) at the time the buy order originates, the buyer is outside the United States or the seller and any person acting on its behalf reasonably believes the buyer is outside the United States, or (ii) the transaction is executed on a physical trading floor of an established foreign securities exchange located outside the United States or the transaction is executed on a designated offshore trading market and neither the seller nor anyone acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States.
Unless the provisions of Rule 144 described above also are complied with in effecting the Regulation S re-sale, by virtue of the Corporation being a U.S. domestic issuer and the provisions of Rule 905 of Regulation S providing that the Shares held by the selling Shareholder are “restricted securities,” the Shares will remain “restricted securities” in the hands of the re-sale purchaser and a legend and re-sale restrictions will be required to be imposed with respect to any further re-sale of the Shares transferred to the person purchasing Shares in a Rule 904 re-sale transaction. It is submitted that if the securities of the Corporation are traded on a Canadian exchange, this legend requirement, arising out of Rule 905, will make Regulation S, Rule 904 re-sales that are not made in compliance with Rule 144 on a Canadian exchange unavailable to be effected since the exchanges are known not to accept delivery of legended certificates after a sale on the exchange.
     General
The foregoing discussion is a general description of the provisions of U.S. securities laws and related rules and regulations relating to the re-sale of Shares and Warrants Shares. In every instance, facts and circumstances relating to a specific re-sale transaction may make the foregoing discussion inapplicable. Persons proposing to engage in a re-sale transaction are advised to consult with experts before engaging in a re-sale transaction to assure compliance with U.S. securities laws.

F-3